Exhibit 3.1

                                                       [State of Delaware
                                                       Secretary of State
                                                       Division of Corporations
                                                       Filed 09:03 am 07/02/1996
                                                       960194604-2538924]

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            CHEM INTERNATIONAL, INC.

                     PURSUANT TO SECTION 245 OF THE GENERAL

                    CORPORATION LAW OF THE STATE OF DELAWARE

CHEM  INTERNATIONAL,  INC., a corporation  organized and existing  under the laws of the State of Delaware,  hereby certifies as follows:

         1. The name of the Corporation is CHEM INTERNATIONAL, INC. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 31, 1995.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

         3. The text of the Certificate of Incorporation as heretofore amended, is hereby restated and further amended, is hereby restated and further amended to read in its entirety as follows:

         FIRST:  The name of the Corporation is Chem International, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, DE 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The Corporation shall have authority to issue 26,000,000 shares of stock to be divided into 25,000,000 shares of Common Stock, with a par value of $.002 per share, and 1,000,000 shares of Preferred Stock, with a par value of $.002 per share, that may be issued by the Board of Directors pursuant to the provisions of Article FIFTH below.

         FIFTH: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of the Article FOURTH, to provide for the issuance of the shares of Preferred Stock in one or more classes or series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof.

                  The authority of the Board with respect to each class or series shall include, but not limited to, determination of the following:

         (a)      The number of shares constituting that class or series and the distinctive designation of that class or series;

         (b)      The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series;

         (c)      Whether that class or series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

         (d)      Whether that class or series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e)      Whether or not the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f)      Whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

         (g)      The rights of shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series;

         (h)      Any other relative rights, preferences and limitations of that class or series.

         SIXTH: The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation; provided, however, that any By-laws adopted, amended or repealed by the Board of Directors may be amended or repealed by action of the stockholders.

         SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not be deemed to eliminate or limit the personal liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         EIGHTH: All corporate officers, directors, employees and agents shall be indemnified to the full extent provided under The General Corporation Law of the State of Delaware. Such indemnification may be funded through insurance or otherwise as authorized by the Board of Director.
         IN WITNESS WHEREOF, the Corporation has caused this certificates to be signed by E. Gerald Kay, its president, this 27th day of June, 1996.

                                                       CHEM INTERNATIONAL, INC.
                                                       By: /s/ E. Gerald Kay
                                                       E. Gerald Kay, President

                                                       [State of Delaware
                                                       Secretary of State
                                                       Division of Corporations
                                                       Filed 09:00 am 12/19/2000
                                                       001636602-2538924]

                          CERTIFICATE OF AMENDMENT OF

                    RESTATED CERTIFICATE OF INCORPORATION OF

                            CHEM INTERNATIONAL, INC.

Chem International,  Inc., a corporation  organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That the Board of Directors of said Corporation at a meeting lawfully convened on October 1, 2000 adopted resolutions proposing and declaring advisable the following Amendment to the Restated Certificate of Incorporation of said Corporation:

         RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by changing Article FIRST to read as follows:

         "The name of the  Corporation is Integrated Health Technologies, Inc."

         FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized, directed and empowered to prepare and file in the name of and on behalf of the Corporation any and all notices, forms and applications with the appropriate governing authorities.

         SECOND: That at a meeting of the Corporation's shareholders held on November 22, 2000, the shareholders approved and adopted said Amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforementioned Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on the 5th day of December, 2000.

                                                        CHEM INTERNATIONAL, INC.
                                                        By: /s/ Seymour Flug
                                                        Seymour Flug, President

 [State of Delaware
                                                       Secretary of State
                                                       Division of Corporations
                                                       Filed 01:00 pm 1/29/2003
                                                       030060107-2538924]

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF  INCORPORATION

First:  That at a meeting of the Board of Directors of Integrated Health Technologies, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "first" so that, as amended, said Article shall be and read as follows:

"The name of the Corporation is Integrated BioPharma, Inc."

Second:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was dully called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth:  That the capital of said corporation shall not be reduced under or by reason of said amendment.

                                                            By: /s/ Seymour Flug
                                                            Seymour Flug, President

CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
INTEGRATED BIOPHARMA, INC.
(a Delaware Corporation)
The undersigned, E. Gerald Kay, hereby certifies that:

1. He is Chairman and Chief Executive Officer of Integrated BioPharma, Inc. (the "Corporation"), a Delaware corporation, and is duly authorized by the duly adopted resolution of the Board of Directors of the Corporation at a meeting convened on March 19, 2008 to execute this instrument.

2. This Certificate of Amendment of the Restated Certificate of Incorporation was duly approved by the Corporation's Board of Directors and duly adopted by written consent of the holders of a majority of the shares of common stock of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
3. Article Fourth of the Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

"FOURTH: The Corporation shall have the authority to issue 51,000,000 shares of stock to be divided into 50,000,000 shares of Common Stock, with a par value of $.002 per share, and 1,000,000 shares of Preferred Stock with a par value of $.002 per share, that may be issued by the Board of Directors pursuant to the provisions of Article FIFTH below."

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed this 9th day of May 2008.

By:	/s/ E. Gerald Kay
E. Gerald Kay
Chairman and Chief Executive Officer